EXHIBIT (3)


                      AMENDED AND RESTATED

                             BY-LAWS

                                of

                  ZENITH ELECTRONICS CORPORATION
                  ______________________________

                 Effective as of November 8, 1995
                  ______________________________


                           ARTICLE I

                           Offices

	Section l. The registered office in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

	Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                         ARTICLE II

                 Meetings of Stockholders

	Section 1.	All meetings of the stockholders for
the election of directors shall be held at such place, either within or without the State of Delaware, as may be fixed from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

	Section 2.	An annual meeting of stockholders
shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the board of directors.

	Section 3.	Written notice of the annual meeting
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat not less than twenty nor more than sixty days before the date of the meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who complies with the notice procedures set forth in this Section
3. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. Except as otherwise provided in Regulation
14A under the Securities Exchange Act of 1934, as amended, to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy-five days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the number of shares of common stock of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 3, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

	Section 4.	The officer who has charge of the
stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

	Section 5.	Special meetings of the stockholders,
for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman or president and shall be called by the secretary at the direction of a majority of the board of directors or at the request in writing of stockholders owning at least a majority of the entire capital stock of the corporation issued and outstanding and entitled to vote.

	Section 6.	Written notice of a special meeting of
stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting.

	Section 7.	Business transacted at any special
meeting of stockholders shall be limited to the purposes stated in the notice.

	Section 8.	The holders of a majority of the stock
issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

	Section 9.	When a quorum is present at any
meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

	Section 10.	Unless otherwise provided in the
certificate of incorporation and subject to statutory provisions relating to the fixing of record dates, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

	Section 11.	Any action required to be taken at a
meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.


                          ARTICLE III

                           Directors

	Section 1.	The board of directors shall consist
of ten members, until this Section 1 is amended by a resolution duly adopted by the board or the stockholders, in either case in accordance with the terms of the Certificate of Incorporation. The directors shall be elected at the annual meeting of the stockholders as provided in Section 2 of
Article II, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be residents of the state of Delaware or stockholders of this corporation.

	Section 2.	Vacancies and newly created
directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced.

	Section 3. 	The business of the corporation shall
be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

	Section 4.	The board of directors at its first
meeting after each annual meeting of stockholders shall choose a Chairman from among the directors. The
Chairman shall act as Chairman of all meetings of stockholders and of the board of directors. The Chairman shall from time to time report to the board of directors all matters within his knowledge which the interest of the corporation may require be brought to its notice.

	If the Chairman of the Board is not elected, or if elected, is not present, the President or, in the absence of the President, a Vice Chairman (who is also a member of the board and, if more than one, in the order designated by the board of directors or, in the absence of such designation, in the order of their election), if any, or if no such Vice Chairman is present, a director chosen by a majority of the directors present, shall act as chairman at meetings of stockholders and of the board of directors.

	Section 5.	The board of directors of the
corporation may hold meetings, both regular and special, either within or without the State of Delaware.

	Section 6.	The first meeting of each newly
elected board of directors shall be held immediately following and at the place of the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.
In the event such meeting is not held at such time and place, the meeting may be held at such other time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

	Section 7.	Regular meetings of the board of
directors shall be held at such time and at such place as shall from time to time be determined by resolution of the board. Written notice of each regular meeting of directors stating the place, date and time, shall be given to each director at least five (5) days before such meeting.

	Section 8.	Special meetings of the board and
meetings of any committee of the board may be called by the Chairman on one day notice to each director or committee member, either by telephone, mail, facsimile or telegram; special meetings of the board of directors shall be called by the Chairman or secretary in like manner and on like notice on the written request of two directors.

	Section 9.	At all meetings of the board a
majority shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

	Section 10.	Any action required or permitted to
be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing, or writings are filed with the minutes of proceedings of the board or committee.

	Section 11.	Members of the board of directors,
or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

	Section 12.	The board of directors may, by
resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution and to the extent permitted by Delaware Law, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

	Section 13.	Each committee shall report to the
board of directors on the actions taken at its meetings, but need not keep regular minutes thereof unless required to do so by the board of directors.

	Section 14.	There shall be an Executive
Committee of the board of directors of the corporation.
The board of directors shall, at its first meeting after the annual meeting of stockholders in each year, elect a Chairman and other members of the Committee. The directors elected as members of the Executive Committee shall serve as such for one year and until their respective successors, willing to serve, shall have been elected. The Executive Committee shall, when the board is not in session, have and may exercise all of the authority of the board of directors in the management of the corporation; provided, however, that the Executive Committee shall not have the authority of the board of directors in reference to
(1) amending the articles of incorporation, (2) adopting a plan of merger or adopting a plan of consolidation with another corporation or corporations, (3) recommending to the stockholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the corporation, (4) recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, (5) amending, altering or repealing the by-laws of the corporation, (6) electing or removing officers of the corporation or members of the Executive Committee,
(7) fixing the compensation of any member of the Executive Committee, (8) declaring dividends, (9) authorizing the issuance of stock, or (10) amending, altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amended, altered or repealed by the Executive Committee; provided further, that in the event of the death, disability or refusal to act of the chief executive officer or the Chairman, the Executive Committee shall appoint a chief executive officer or a Chairman who shall serve until the next meeting of the board of directors. Vacancies in the regular membership of the Executive
Committee shall be filled by the board of directors.

	Section 15.	The board of directors shall have the
authority to fix the compensation of directors.

                           ARTICLE IV

                            Notices

	Section 1.	Notices to stockholders shall be in
writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed.

	Section 2.	Whenever any notice is required to
be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                           ARTICLE V

                           Officers

	Section 1.	The officers of the corporation shall
be chosen by the board of directors and shall be a chief executive officer, a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, executive vice presidents, senior vice presidents, assistant secretaries and assistant treasurers. Two or more offices may be held by the same person.

	Section 2.  	The board of directors at its first
meeting after each annual meeting of stockholders shall choose a chief executive officer, a president and one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the Board.

	Section 3.  The board of directors may appoint such
other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

	Section 4.	The officers of the corporation shall
hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Except as otherwise provided in Section 14 of Article III, any vacancy occurring in any office of the corporation shall be filled by the board of directors.

	Section 5.	The chief executive officer of the
corporation shall have, under the direction of the board of directors, general charge of the affairs of the corporation. He shall see that all orders and resolutions of the board of directors are carried into effect. He may execute all contracts and agreements authorized by the board of directors and shall vote all shares of stock in other corporations standing in the name of the corporation. He may sign bonds, mortgages, certificates for shares of stock and all other contracts and documents whether or not under the seal of the corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of directors, or by these by-laws, to some other officer or agent of the corporation. He shall from time to time report to the board of directors all matters within his knowledge which the interest of the corporation may require be brought to its notice. He shall have the general powers of supervision and shall be the final arbiter in all differences between all officers of the corporation and his decision as to any matter affecting the corporation shall be final and binding as between officers of the corporation subject only to the board of directors;.

	Section 6.	The president shall have the direction
and active management of the business of the corporation under the general supervision of the chief executive officer. He shall have concurrent power with the chief executive officer to execute all contracts and agreements authorized by the board of directors and shall have concurrent power with the chief executive officer to vote all shares of stock in other corporations standing in the name of the corporation.
He may sign bonds, mortgages, certificates for shares of stock and all other contracts and documents whether or not under the seal of the corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of directors, or by these by-laws, to some other officer or agent of the corporation.

	Section 7.	The executive vice presidents, senior
vice presidents and vice presidents shall perform such duties and have such powers as may be prescribed by the board of directors.

	Section 8.	The secretary shall keep the minutes
of all meetings of the board of directors, the minutes of all meetings of the stockholders, the minutes of all meetings of the committees, which from time to time may be appointed under authority of these by-laws, in books provided by the corporation for such purpose. He shall attend to the giving and serving of all notices of the corporation whereby meetings of the board of directors, stockholders and committees are assembled. He shall prepare all lists of stockholders and their addresses required to be prepared by the provisions of any present or future statute of the State of Delaware. He may sign, with the chief executive officer or the president or a vice president, in the name of the corporation, when authorized by the board of directors so to do, all contracts or other instruments requiring the seal of the corporation and may affix the seal thereto. He shall have concurrent power, acting alone or jointly, with the chief executive officer, or the president to vote all shares of stock in other corporations the majority of the voting stock of which is owned by the corporation. He shall have charge of such books and such papers as the board of directors may direct. He shall, in general, perform all of the duties which are incident to the office of secretary of a corporation, subject at all times, to the direction and control of the board of directors.

	Section 9.	The treasurer shall have custody of
all funds and securities of the corporation. When necessary or proper he shall endorse for collection checks, drafts and other instruments for the payment of money and shall deposit them to the credit of the corporation in an authorized bank or depository. Whenever required by the board of directors, he shall render an account of his transactions. He shall perform all acts incident to the position of treasurer, subject to the control of the board of directors. He shall have such powers and perform such duties as may be assigned to him by the board of directors. He shall submit such reports and records to the board of directors as may be requested by them.

                           ARTICLE VI

                     Certificates of Stock

	Section 1.	The shares of the corporation shall be
represented by certificates signed by the chief executive officer or the Chairman or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary and may be sealed with the seal, or a facsimile of the seal of the corporation. In case the seal of the corporation is changed after the certificate is sealed with the seal or a facsimile of the seal of the corporation, but before it is issued, the certificate may be issued by the corporation with the same effect as if the seal had not been changed. Any or all signatures on the certificate may be a facsimile. In case any officer of the corporation, transfer agent or registrar, or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if the officer of the corporation, transfer agent or registrar had not ceased to be such at the date of its issue.

	Section 2.	The board of directors may by
resolution adopt such procedures as it deems appropriate for the issuance of certificates to replace certificates which have been lost, stolen or destroyed.

	Section 3.	Upon surrender to the corporation or
the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

	Section 4.	In order that the corporation may
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                          ARTICLE VII

                      General Provisions

	Section 1.	Dividends upon the capital stock of
the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

	Section 2.	The board of directors may set apart
out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

	Section 3.	The chief executive officer shall
present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

	Section 4.  	All checks or demands for money and
notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

	Section 5.	The fiscal year of the corporation
shall be fixed by resolution of the board of directors.

	Section 6.	The corporate seal shall have
inscribed thereon the name of the corporation and the words
"Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



                          ARTICLE VIII

                        Indemnification

	Section 1.	The Corporation shall indemnify any
director, officer or employee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding in accordance with, and to the fullest extent authorized by, the General Corporation
Law of the State of Delaware as it may be in effect from time to time.

	Section 2.	The indemnification provided by this
article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

	Section 3.	The Corporation may purchase and
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he would be entitled to indemnify against such liability under the provisions of this article.

                           ARTICLE IX

                           Amendments

	Section 1.	These by-laws may be altered or
repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting.